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                                                                EXHIBIT 4.11



             LOGO
      CONSTELLATION 3D, INC.
       www.c-3d.net

                                              Please respond to:
                                       Office of the Director of Legal Affairs
                                              2625 NE 11th Court
                                              Fort Lauderdale, FL 33304
                                              Tel. (954) 568-3007
                                              Fax (954) 565-4673
                                              E-mail mlg.esq@att.net

August 23, 2000



Mr. David Craven
Epicenter Venture Finance Ltd.
World Trade Center
10, route de l'Aeroport
P. O. Box 691
1215 Geneva 15, Switzerland


Re: CONVERSION OF EPICENTER VENTURE FINANCE LTD. 8% SERIES C CONVERTIBLE NOTE FOR US$300,000 TO MATURE OCTOBER 31, 2001.

Dear Mr. Craven:

This letter shall act as confirmation of your irrevocable agreement to convert the outstanding Note of Epicenter Venture Finance Ltd. ("Epicenter") to Common Stock in Constellation 3D, Inc. ("C3D" or the "Company") on the same terms and conditions as the investment of Halifax Fund, L.P. ("Halifax"), which was concluded earlier today. The price of your conversion shall be at ten and 15/100 ($10.15) U.S. dollars.

Further, the Company agrees to include the stock issued to Epicenter pursuant to your conversion in the Form S-1 registration statement, which we expect to file with the SEC no later than September 22, 2000.


                                   Sincerely,

                                   CONSTELLATION 3D, INC.


                                   By:   /s/ Michael Goldberg (SEAL)
                                        ---------------------
                                        Michael Goldberg,
                                        Director of Legal Affairs


Agreed to, accepted and acknowledged this 23rd day of August 2000.


                                    EPICENTER VENTURE FINANCE LTD.



                                    By: /s/ David Craven (SEAL)
                                        ----------------
                                        David Craven